Exhibit 10.1

Court File No. CV-20-00648134-0000

ONTARIO

SUPERIOR COURT OF JUSTICE

B E T W E E N:

SUSGLOBAL ENERGY CORP., SUSGLOBAL ENERGY CANADA CORP.

Plaintiffs

- and -

GERALD HAMALIUK, LANDFILL GAS CANADA LTD.

Defendants

MINUTES OF SETTLEMENT

The parties agree to settle this proceeding on the following terms:

1. The plaintiffs, SusGlobal Energy Corp. and SusGlobal Energy Canada Corp. (together, "SusGlobal"), shall pay to the defendants a total settlement amount of CAD $347,500, payable as follows: (i) the sum of two hundred and fifty thousand Canadian dollars (CAD $250,000) plus HST in the amount of CAD $32,500, payable to the defendant Landfill Gas Canada Ltd. ("LFGC"); and (ii) costs of the motion and action in the amount of sixty-five thousand Canadian dollars (CAD $65,000) all-inclusive, payable to the defendant Gerald Hamaliuk (the "Settlement Amounts");

2. An invoice with an HST number for CAD $250,000 plus HST in the amount of CAD $32,500, for a total amount of CAD $282,500, will be provided by LFGC to the plaintiffs indicating that the invoice replaces all previous unpaid invoices in the form as attached hereto as Schedule "A";

3. The defendants will return to the plaintiffs the 2,011,500 physical share certificates for SusGlobal shares held by the defendants (the "Share Certificates"), scanned copies of which are attached hereto as Schedule "B";

4. The Settlement Amounts will be paid by the plaintiffs to the defendants by way of certified funds or wire transfer payable to "Cassels Brock and Blackwell LLP, in trust" (the "Bank Draft");

5. The defendants will surrender and release any claim to or interest in the 3,300,000 SusGlobal shares pledged by them as security to PACE, and the defendants will execute a document evidencing the surrender and release of any such claim or interest in the 3,300,000 shares in the form attached hereto as Schedule "C". For the sake of clarity, the defendants also surrender and release any and all claim to and interest in the 2,011,500 shares referred to in paragraph 3 above;

6. The parties will execute a full and final mutual release that will include a mutual non-disparagement provision in the form attached hereto as Schedule "D";

7. The defendants will sign a letter addressed to the plaintiffs and the Securities and Exchange Commission indicating that they withdraw the SEC whistle-blower complaint, to be held by the plaintiffs, in the form attached hereto as Schedule "E";

8. Counsel to the defendants agree to forthwith deliver the physical Share Certificates referenced in paragraph 3 above to counsel for the plaintiffs, to be held by counsel for the plaintiffs in escrow until the Settlement Payment clear the bank of counsel for the defendants. In addition, counsel to the parties agree to forthwith exchange electronically signed copies of these minutes of Settlement and all documents attached hereto as Schedules, following which the transfer of the Settlement payment to counsel for the defendants will take place. Thereafter, if and as may be required, a physical exchange of any or all original settlement documents referred to herein can be arranged between counsel for the parties; and

9. The claim and counterclaim will be dismissed without costs.

DATED this 8th day of December, 2021

SUSGLOBAL ENERGY CORP.
Per:	/s/ Marc Hazout

(I have authority to bind the corporation)

DATED this 8th day of December, 2021

SUSGLOBAL ENERGY CANADA CORP.
Per:	/s/ Marc Hazout

(I have authority to bind the corporation)

DATED this 7th day of December, 2021

/s/ Gerald Hamaliuk
Gerald Hamaliuk

DATED this 7th day of December, 2021

LANDFILL GAS CANADA LTD.
Per:	/s/ Gerald Hamaliuk

(I have authority to bind the corporation)